Exhibit 99.1

                  Daisytek International Corporation
           Voluntarily Files for Chapter 11 Reorganization


    ALLEN, Texas--(BUSINESS WIRE)--June 3, 2003--Daisytek International Corporation (Nasdaq:DZTK) today announced that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in Dallas, Texas.
    Prior to today's Chapter 11 filing by Daisytek International Corp., the company's primary operating subsidiary, Daisytek, Incorporated and a number of its U.S. operating subsidiaries, including Arlington Industries, Inc., Digital Storage Inc. and The Tape Company, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on May 7, 2003 in Dallas, Texas.
    On May 16, 2003 the boards of directors for U.K.-based ISA International plc and Daisytek Australia each appointed a Voluntary Administrator to assume day-to-day management of operations. PricewaterhouseCoopers LLP, the Voluntary Administrator appointed by ISA International's board of directors, subsequently sold the business and assets of the U.K. and the Republic of Ireland businesses, together with the equity in the Swedish and Norwegian companies of ISA International.
    It is unlikely that the shareholders of Daisytek International Corp. will realize any value from the company's Chapter 11 case.
    Last week, Daisytek's U.S. lending syndicate filed a Motion for Relief from the Automatic Stay with the bankruptcy court as contemplated by the Agreed Cash Collateral Order of May 21, 2003. Such motion, if granted, would enable the lenders to enforce their liens on Daisytek assets. Daisytek intends to vigorously oppose such a motion. Under the cash collateral order, Daisytek's U.S. subsidiaries received consensual approval from the bankruptcy court and its U.S. lending syndicate to use a significant percentage of the lenders' cash collateral through June 13, 2003 to pay for operating expenses and to increase inventory levels at Arlington Industries and The Tape Company.
    The company continues to conduct negotiations with creditors of its U.S. subsidiaries and to pursue the reorganization process in the court. Currently, the company does not anticipate that it will resume taking orders from the Allen, Texas operations facility, nor does the company intend to resume shipments from its Memphis, Tenn., Bakersfield, Calif. or Albany, NY distribution centers. These locations comprised the primary operational facilities for the Daisytek, Incorporated subsidiary.
    Daisytek's Mexico and Canadian operations, which are independently funded in their respective countries and have not been included in any bankruptcy filings, continue to report business as usual.

    About Daisytek

    Daisytek is a global distributor of computer supplies, office products and accessories and professional tape media. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

    The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.
    Certain factors, including but not limited to, general economic conditions, industry trends, the loss or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relations, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations, economic and political uncertainties in international markets, potential obligations under operating lease commitments of our former subsidiary PFSweb and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.
    Other factors that could affect Daisytek are set forth in Daisytek's 10-K for fiscal year ended March 31, 2002.


    CONTACT: Daisytek International, Allen
             Barbara Benson, 972-881-4700
             bbenson@daisytek.com
                or
             Ketchum
             Teresa Henderson, 214-259-3449/214-668-6229
             teresa.henderson@ketchum.com